UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported): February 6, 2025

Mercantile Bank Corporation
(Exact name of registrant as specified in its charter)

Michigan	000-26719	38-3360865
(State or other jurisdiction	(Commission File	(IRS Employer
of incorporation)	Number)	Identification Number)

310 Leonard Street NW, Grand Rapids, Michigan		49504
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code		616-406-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	MBWM	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).                                                                Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.          ☐

Item 5.02         Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Restricted Stock Grants

On February 6, 2025, the Compensation Committee of Mercantile Bank Corporation (the “Company”) granted restricted stock to the Company’s executive officers.  Beginning in 2018, the vesting of all restricted stock granted to the executive officers was tied to the attainment of performance metrics.  The Compensation Committee has decided to make a portion of the 2025 grants subject to time-based vesting.  35% of the restricted shares will be cliff vested at the end of three years without regard to performance standards, and the remaining 65% of the restricted shares will become vested based on the attainment of performance goals established by the Committee for the 2025-2027 performance period.

The metrics for the performance goals have previously been tied to the Company’s budget and forecasts.  The performance goals in 2025 are instead measured by the Company’s performance as compared to an index of similarly-sized bank holding companies to be established by the Compensation Committee (the "Comparative Index").  The three performance goals established by the Compensation Committee are total shareholder return, return on average assets, and change in diluted earnings per share.  The Committee will review each goal at the end of each calendar year, comparing the Company’s performance on the metric with that of the Comparative Index and ascertaining the percentile.  This process would be repeated for each of the calendar years during the performance period, taking an average of the three and applying that average percentile to determine the vesting percentage.  The target goal is to be at the 50th percentile of the Comparative Index; maximum performance would be at the 75th percentile and threshold performance would be at the 25th percentile.

The number of shares comprising the target award for each officer will be determined on the close of business on February 6, 2025 by multiplying the officer’s 2025 base salary by the applicable percentage below, and dividing the result thereof by the closing price of a share of the Company’s common stock as reported on the Nasdaq Stock Market on February 6, 2025.  The applicable percentage of 2025 base salary for each officer for purposes of the foregoing calculation is:

Raymond E. Reitsma	65%

Charles E. Christmas	45%

Scott P. Setlock	45%

Mark S. Augustyn	45%

Brett E. Hoover	40%

Depending on the Company’s performance relative to the performance goals, the executive officers could earn between 0% and 150% of the target award.

Item 9.01     Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number                    Description

10.1	Form of Performance-Based Restricted Stock Award Agreement, in connection with the Mercantile Bank Corporation Stock Incentive Plan of 2023

10.2	Form of Standard Restricted Stock Award Agreement, in connection with the Mercantile Bank Corporation Stock Incentive Plan of 2023

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Mercantile Bank Corporation

By:	/s/ Charles E. Christmas
Executive Vice President, Chief Financial Officer and Treasurer

Date: February 6, 2025

Exhibit Index

Exhibit Number                    Description

10.1	Form of Performance-Based Restricted Stock Award Agreement, in connection with the Mercantile Bank Corporation Stock Incentive Plan of 2023

10.2	Form of Standard Restricted Stock Award Agreement, in connection with the Mercantile Bank Corporation Stock Incentive Plan of 2023

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)